Exhibit 21.1

List of Subsidiaries of Spirit Finance Corporation

Spirit Finance Acquisitions, LLC	Spirit SPE Portfolio 2011-1, LLC

Retail Endeavors Group VII, Ltd.	Spirit SPE Portfolio 2012-1, LLC

Spirit Limited Holdings, LLC	Spirit SPE Property Holdings II, LLC

Spirit Management Company	Spirit SPE Raleigh, LLC

Spirit Management Company II	Spirit SPE SK Acquisition, LLC

Spirit Master Funding II, LLC	Spirit SPE US Amarillo 522, LP

Spirit Master Funding III, LLC	Spirit SPE US Amarillo 526, LP

Spirit Master Funding IV, LLC	Spirit SPE US Amarillo 527, LP

Spirit Master Funding V, LLC	Spirit SPE US Amarillo 533, LP

Spirit Master Funding, LLC	Spirit SPE US Burkburnett, LP

Spirit Pocono Corporation	Spirit SPE US Childress, LP

Spirit Property Holdings, LLC	Spirit SPE US Levelland, LP

Spirit SK Acquisition, LLC	Spirit SPE US Lubbock, LP

Spirit SPE Canton, LLC	Spirit SPE US Perryton, LP

Spirit SPE Columbia, LLC	Spirit SPE US Plainview, LLC

Spirit SPE Covina, LLC	Spirit SPE US Snyder, LP

Spirit SPE General Holdings II, LLC	Spirit SPE US Vernon, LP

Spirit SPE General Holdings, LLC	Spirit SPE US Wichita Falls, LP

Spirit SPE Johnston, LLC	Spirit SPE Warehouse Funding, LLC

Spirit SPE Loan Holdings, LLC	Spirit SPE Worcester, LLC

Spirit SPE Missoula, LLC

Spirit SPE Portfolio 2005-1, LLC

Spirit SPE Portfolio 2005-2, LLC

Spirit SPE Portfolio 2005-3, LLC

Spirit SPE Portfolio 2005-4, LP

Spirit SPE Portfolio 2005-5, LLC

Spirit SPE Portfolio 2005-6, LLC

Spirit SPE Portfolio 2006-1, LLC

Spirit SPE Portfolio 2006-2, LLC

Spirit SPE Portfolio 2006-3, LLC

Spirit SPE Portfolio 2006-4, LLC

Spirit SPE Portfolio 2007-1, LLC

Spirit SPE Portfolio 2007-2, LLC

Spirit SPE Portfolio 2007-3, LLC

Spirit SPE Portfolio 2007-4, LLC

Spirit SPE Portfolio 2007-5, LLC